                                                                    EXHIBIT 99.2


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alaska Communications Systems Holdings, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 (the "Report"), I, Kevin P. Hemenway, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 6, 2003                 /s/  Kevin P. Hemenway
                                    ----------------------
                                    Kevin P. Hemenway
                                    Senior Vice President, Chief
                                    Chief Financial Officer and Treasurer
                                    Alaska Communications Systems Holdings, Inc.